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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 of the Weiss Treasury Only Money Market Fund on Form N-1A (File No. 33-95688) (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights appearing in the 1997 Annual Report to Shareholders of Weiss Treasury Only Money Market Fund, which is also incorporated by reference into the Registration Statement.




PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 27, 1999